Exhibit 10.502

PURCHASE AGREEMENT

(101 McNabb Street, Markham)

THIS AGREEMENT is made this 25th ay of January, 2005.

BETWEEN:

Inland Western Markham Limited Partnership

(the “Buyer”)

- and -

Inland Western Markham Corp.

(the “Seller”)

WHEREAS the Seller is the owner of the Assets and the parties have agreed upon the purchase and sale of the Assets on the terms set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements contained herein, the parties agree as follows:

ARTICLE 1 - GENERAL CONTRACT PROVISIONS

1.1                               Defined Terms

Where used in this agreement, unless the context otherwise requires, the following words and phrases shall have the meanings set forth below:

“Assets” are the Lease and the Property.

“Business Day” is every day except Saturday, Sunday and a statutory holiday.

“Closing Date” is the next Business Day after the later of the date of the registration of the Mortgage and the advance of funds thereunder.

“Lease” is the lease of the Property between the Seller, as landlord, and AMEX Canada Inc., as tenant.

“Mortgage” is the first mortgage to be registered on the Property in favour of Bank of America, N.A. in the principal amount of $25,380,000 USD.

“Note” is the form of promissory note attached as schedule 2.

“Permitted Encumbrances” are (a) the Lease, (b) the Mortgage, (c) the registered restrictions and municipal agreements affecting the Property, provided such restrictions and agreements have been fully complied with to the Closing Date and do not prevent the existing uses of the Property, (d) easements for public utilities supplying services to the Property, (e) the reservations in the original grant from the Crown, and (f) minor title defects that do not materially affect the value or existing uses of the Property.

“Property” is the land and the structures situate thereon described in schedule 1.

“Purchase Price” is the sum of $42,000,000 USD.

1.2                               Interpretation

Grammatical variations of any terms defined herein shall have similar meanings. Words importing the singular number shall include the plural and vice versa. Words importing the masculine gender shall include the feminine and neuter genders. The division of this agreement into separate sections, subsections and clauses, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3                               Binding Effect

This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

1.4                               Time

Time shall be of the essence of this agreement.

1.5                               Currency

All references to amounts of currency shall be deemed to refer to United States dollars.

1.6                               Governing Law

This agreement is executed and delivered in the Province of Ontario and all rights and obligations in connection therewith shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.7                               Further Assurances

The Seller shall at any time and from time to time after the Closing Date at the Buyer’s Expense execute and deliver to the Buyer such further documents or other assurances as the Buyer may reasonably require in order to effectively vest the Assets in the Buyer or its nominee.

ARTICLE 2 - PURCHASE AND SALE

2.1                               Agreement to Purchase

Subject to the terms and provisions hereof, the Seller shall sell the Assets to the Buyer and the Buyer shall purchase the Assets from the Seller on the Closing Date.

2.2                               Payment

The Purchase Price shall be paid on the Closing Date as follows:

(a)                                  as to $25,380,000 by the Buyer executing and delivering the Note to the Seller; and

(b)                                the Buyer shall pay to the Seller, or as it may direct in writing, the balance of the Purchase Price by setting off such amount against the amount owed by the Seller to the Buyer pursuant to a loan agreement dated as of the date hereof.

ARTICLE 3 – TITLE

3.1                              Conveyance

The Seller shall cause a Transfer/Deed of Land in standard Ontario form conveying good and marketable title to the Property to be executed and delivered to the Buyer on the Closing Date free and clear of all restrictions, charges, liens, encroachments and encumbrances save and except for those Permitted Encumbrances that are in good standing.

3.2                              Planning Act

This agreement shall be effective to create an interest in the Property only if the subdivision control provisions of the Planning Act are complied with by the Seller on or before the Closing Date. The Seller shall proceed diligently at its own expense to obtain any necessary consent required for the conveyance of the Property to the Buyer.

ARTICLE 4 - REPRESENTATIONS, WARRANTIES AND COVENANTS

The Seller represents, warrants and covenants (and acknowledges that Buyer is relying upon such representations, warranties and covenants in connection with the purchase by the Buyer of the Assets) that, as of the date hereof and from and after the Closing Date:

4.1                            Incorporation

The Seller is duly incorporated and subsisting and is a resident of Canada for purposes of the Income Tax Act (Canada) with all powers, licenses, permits and rights which it requires to carry on its business.

4.2                            Authority

The Seller has good right and full power and authority to execute and deliver this agreement and all other documents and things to be executed, delivered and done by it and to incur and carry out all obligations provided for herein. The performance of the Seller’s obligations hereunder is not in conflict with, and does not constitute a default under, any terms, provisions or conditions of its charter, articles or by-laws.

4.3                               Mortgage

From and after the Closing Date, the Seller shall pay all amounts owing from time to time under the Mortgage and shall perform all covenants so as to keep the Mortgage in good standing at all times. The Seller acknowledges that the Note contains provisions allowing the Buyer to set off amounts paid to the holder of the Mortgage against amounts owing under the Note.

4.4                               Bulk Sales Act

The Seller shall indemnify the Buyer for all claims resulting from the Seller not complying with the provisions of the Bulk Sales Act (Ontario).

4.5                               GST

The Seller is a GST registrant under the Excise Tax Act and such registration will extend to and cover the business of the Buyer as the Seller is the general partner of the Buyer.

ARTICLE 5 – CLOSING

5.1                           Closing Deliveries of Seller

On the Closing Date, the Seller shall execute and/ or deliver to Buyer or the Buyer’s Solicitors:

(a)                                  the Transfer/Deed of Land for the Property; and

(b)                                 an indemnity in relation to the covenant of the Seller under section 4.3.

5.2                           Closing Deliveries of Buyer

On the Closing Date, the Buyer shall execute and/or deliver to Seller:

(a)                                  the Note; and

(b)                                 the sum due on closing pursuant to section 2.2 hereof.

IN WITNESS WHEREOF the parties have executed this agreement.

`	INLAND WESTERN MARKHAM LIMITED PARTNERSHIP, by its general partner Inland Western Markham Corp., a New Brunswick corporation

	by:	/s/ Debra A. Palmer
Debra A. Palmer
	Its:	Assistant Secretary

INLAND WESTERN MARKHAM CORP., a New Brunswick corporation

	by:	/s/ Debra A. Palmer
Debra A. Palmer, Assistant Secretary

SCHEDULE 1

Property Address:	101 McNabb Street, Markham, Ontario being PIN’s:
02990-0020 (LT)
02990-0068 (LT)
02990-0070 (LT)
02990-0071 (LT)
02990-0072 (LT)
02990-0076 (LT)
02990-0078 (LT)

Article 3 – DEFAULT AND ACCELERATION

                The Debt shall without notice become immediately due and payable at the option of Lender if any payment reuqired in this Note is not paid prior to the tenth (10th) day following the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

Article 4 – PAYMENTS AFTER DEFAULT

                Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Note Rate (such rate, the "Default Rate").  Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default.  To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage.  This Article shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Note, the Loan Agreement and the other Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

Article 5 – PREPAYMENT

Except as otherwise expressly permitted by this Article 5, no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under this Note can be made by Borrower or any other Person without the express written consent of Lender.

(a)            Voluntary Prepayment.  Borrower shall have no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of any other amount under this Note at any time.

(b)           Involuntary Prepayment Involuntary Prepayment.  In the event of any involuntary prepayment of any amount under this Note, whether in whole or in part, in connection with or following Lender's acceleration of this Note or otherwise, and whether the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of this Note by Borrower or any other person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance prepaid (together with all interest accrued and unpaid thereon and, in the event the prepayment is made on a date other than a Scheduled Payment Date, a sum equal to the amount of interest which would have accrued under this Note on the amount of such prepayment if such prepayment had occurred on the next Scheduled Payment Date), pay to Lender a prepayment premium in an amount equal to Yield Maintenance together with, an amount equal to one percent (1%) of the portion of the Loan being prepaid.

As used herein, “Yield Maintenance” means a prepayment premium in an amount equal to the greater of equal to the greater of (i) 1% of the portion of the amount being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of this Note through and including the Optional Prepayment Date each equal to the amount of interest which would be due on the portion being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Optional Prepayment Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

(c)           Insurance Proceeds and Awards; Excess Interest. Notwithstanding any other provision herein to the contrary, and provided no Default exists, Borrower shall not be required to pay any prepayment premium in connection with any prepayment to the Mortgagee by the Lender occurring solely as a result of (i) the application of insurance proceeds or awards pursuant to the terms of the loan documents between the Lender and the Mortgagee, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.

Article 6 – USURY SAVINGS

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note and as provided for herein, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions (such rate, the “Maximum Legal Rate”). If, by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Article 7 – LATE PAYMENT CHARGE

If any principal or interest payment is not paid by Borrower before the tenth (10th) day after the date the same is due (or such greater period, if any, required by applicable law), Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, provided however, Borrower shall not be required to pay Lender a late charge in connection with the final payment under the loan. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

Article 8 – GOVERNING LAW

This Note shall in all respects be governed, construed, applied and enforced in accordance with the laws of the Province of Ontario and any applicable federal laws of Canada.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

INLAND WESTERN MARKHAM LIMITED PARTNERSHIP, by its general partner Inland Western Markham Corp., a New Brunswick corporation by:
Debra A. Palmer
Its:	Assistant Secretary